SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): September 5, 2003

Chico’s FAS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33912

(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

This Form 8-K/A is being filed to amend the Form 8-K filed on September 5, 2003 by Chico’s FAS, Inc. (“Chico’s” or the “Company”) to include the financial statements and pro forma financial information referred to in Item 7 below relating to the acquisition of The White House, Inc. At the time of the filing of the Form 8-K, it was impractical for the Company to provide these financial statements and pro forma financial information. Pursuant to the instructions to Item 7 of Form 8-K, the Company hereby amends Item 7 to the Form 8-K to include the previously omitted information.

Independent Auditors’ Report
Balance Sheets February 2, 2002 and February 1, 2003
Statements of Operations Years ended February 3, 2001, February 2, 2002 and February 1, 2003
Statements of Stockholders’ Equity Years ended February 3, 2001, February 2, 2002 and February 1, 2003
Statements of Cash Flows Years ended February 3, 2001, February 2, 2002 and February 1, 2003
Notes to Financial Statements February 2, 2002 and February 1, 2003
Balance Sheets
Statements of Operations
Statements of Cash Flows
Notes to Financial Statements August 2, 2003
PRO FORMA FINANCIAL INFORMATION
EXPLANATORY NOTE
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
SIGNATURES
INDEX TO EXHIBITS
EX-23.1 Consent of KPMG LLP

Independent Auditors’ Report

The Board of Directors
The White House, Inc.:

We have audited the accompanying balance sheets of The White House, Inc. (the Company) as of February 2, 2002 and February 1, 2003 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended February 1, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The White House, Inc. as of February 2, 2002 and February 1, 2003, and the results of its operations and its cash flows for each of the years in the three-year period ended February 1, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Baltimore, Maryland

April 15, 2003

THE WHITE HOUSE, INC.

Balance Sheets

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

	2002	2003

Assets
Current assets:
Cash	$519	1,081
Accounts receivable	429	579
Merchandise inventories	4,583	5,645
Prepaid expenses and other current assets	1,185	1,664
Deferred tax assets	190	638

Total current assets	6,906	9,607

Property and equipment, net	7,073	9,820
Deferred tax assets	920	699
Other noncurrent assets	247	97

Total assets	$15,146	20,223

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings under line of credit	$1,606	—
Current portion of capital lease obligations	231	571
Amounts distributable to Class C common stockholders	—	1,117
Trade accounts payable	3,528	3,640
Accrued expenses and other current liabilities	2,248	3,680

Total current liabilities	7,613	9,008

Accrued rent	429	691
Capital lease obligations, less current portion	507	1,104
Amounts distributable to Class C common stockholders	4,160	5,027

Total liabilities	12,709	15,830

Stockholders’ equity:
Common stock Class A, $0.01 par value. Authorized 15,000,000 shares; issued and outstanding 11,408,358 shares	114	114
Common stock Class B, $0.01 par value. Authorized 100,000 shares; none issued and outstanding	—	—
Common stock Class C, $0.01 par value, with mandatory distribution obligation. Authorized 8,000,000 shares; issued and outstanding 7,661,621 shares	77	77
Additional paid-in capital	7,619	7,723
Unearned stock compensation	—	(74)
Accumulated deficit	(5,373)	(3,447)

Total stockholders’ equity	2,437	4,393
Commitments and contingencies

Total liabilities and stockholders’ equity	$15,146	20,223

See accompanying notes to financial statements.

THE WHITE HOUSE, INC.

Statements of Operations

Years ended February 3, 2001, February 2, 2002 and February 1, 2003
(Dollars in thousands)

	2001	2002	2003

Net sales	$37,721	49,532	66,956
Cost of goods sold	17,676	21,884	28,271

Gross profit	20,045	27,648	38,685
Selling, general and administrative expenses	19,101	24,627	30,414
Depreciation and amortization	912	1,176	1,492

Operating income	32	1,845	6,779
Interest expense	198	326	217

Income (loss) before income tax expense (benefit)	(166)	1,519	6,562
Income tax expense (benefit)	(48)	650	2,652

Net income (loss)	(118)	869	3,910
Amounts distributable to Class C common stockholders	1,475	1,679	1,984

Net income (loss) applicable to common stockholders	$(1,593)	(810)	1,926

See accompanying notes to financial statements.

THE WHITE HOUSE, INC.

Statements of Stockholders’ Equity

Years ended February 3, 2001, February 2, 2002 and February 1, 2003
(Dollars in thousands)

	Common Stock			Additional	Unearned
				paid-in	stock	Accumulated
	Class A	Class B	Class C	capital	compensation	deficit	Total

Balance January 29, 2000	$117	—	74	7,595	—	(2,970)	4,816
Net loss	—	—	—	—	—	(118)	(118)
Stock options issued to non-employees	—	—	—	8	—	—	8
Amounts distributable to Class C common stockholders	—	—	—	—	—	(1,475)	(1,475)

Balance February 3, 2001	117	—	74	7,603	—	(4,563)	3,231
Net income	—	—	—	—	—	869	869
Amounts distributable to Class C common stockholders	—	—	—	—	—	(1,679)	(1,679)
Conversion of 300,000 shares of Class A common stock to Class C common stockholders	(3)	—	3	—	—	—	—
Stock options issued to non-employees	—	—	—	16	—	—	16

Balance February 2, 2002	114	—	77	7,619	—	(5,373)	2,437
Net income	—	—	—	—	—	3,910	3,910
Amounts distributable to Class C common stockholders	—	—	—	—	—	(1,984)	(1,984)
Stock options issued to non-employees	—	—	—	17	—	—	17
Unearned stock compensation related to stock options issued to employees	—	—	—	87	(87)	—	—
Employee and director stock compensation earned	—	—	—	—	13	—	13

Balance February 1, 2003	$114	—	77	7,723	(74)	(3,447)	4,393

See accompanying notes to financial statements.

THE WHITE HOUSE, INC.

Statements of Cash Flows

Years ended February 3, 2001, February 2, 2002 and February 1, 2003

(Dollars in thousands)

	2001	2002	2003

Cash flows from operating activities:
Net income (loss)	$(118)	869	3,910
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	912	1,176	1,492
Amortization of deferred financing costs	—	25	26
Deferred income tax benefit	(130)	(36)	(227)
Stock compensation and value of stock options issued to non-employees	8	16	30
Changes in operating assets and liabilities:
Accounts receivable	(144)	(56)	(150)
Merchandise inventories	(1,378)	(387)	(1,062)
Prepaid expenses and other current assets	143	(387)	(479)
Other assets	(146)	(19)	149
Trade accounts payable	1,957	(4)	112
Accrued expenses and other current liabilities	139	1,199	1,432
Accrued rent	38	168	262

Net cash provided by operating activities	1,281	2,564	5,495

Cash flows from investing activities:
Purchases of property and equipment	(3,371)	(1,628)	(2,963)

Cash flows from financing activities:
Repayments under line of credit	(23,437)	(52,103)	(9,075)
Borrowings under line of credit	25,340	51,430	7,469
Repayments of capital lease obligations	(208)	(256)	(339)
Borrowings under capital leases	563	263	—
Deferred financing costs	(75)	(25)	(25)

Net cash provided by (used in) financing activities	2,183	(691)	(1,970)

Net increase in cash	93	245	562
Cash, beginning of year	181	274	519

Cash, end of year	$274	519	1,081

Supplemental disclosure of cash flow information:
Cash paid for interest	$199	300	200
Cash paid for income taxes	11	98	2,483
Acquisitions of property and equipment under capital leases	—	—	1,276

See accompanying notes to financial statements.

THE WHITE HOUSE, INC.

Notes to Financial Statements

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

(1)	The Business

The White House, Inc. (the Company), a Maryland corporation, operates retail stores featuring private brand women’s apparel and accessories in the colors of white and black. As of February 1, 2003, the Company operated 92 stores located throughout the United States, Puerto Rico, and the U.S. Virgin Islands.

(2)	Significant Accounting Policies

Fiscal Year

The Company operates on a 52/53-week year, which ends on the Saturday nearest January 31. The periods presented in these financial statements are the fiscal years ended February 3, 2001 (fiscal 2000), February 2, 2002 (fiscal 2001) and February 1, 2003 (fiscal 2002). Fiscal 2000 had 53 weeks and fiscal 2001 and fiscal 2002 had 52 weeks.

Revenue Recognition

Revenue is recognized at the point of sale in the Company’s stores. The Company’s customers may return items for an exchange or refund. The Company provides an allowance when sales are recorded based on estimated merchandise returns, taking into consideration historical experience and other factors.

Cost of Goods Sold and Selling, General and Administrative Expenses

Cost of goods sold includes costs of merchandise net of purchase discounts, distribution and warehousing costs, and freight from vendors to the distribution center and from the distribution center to the stores. Selling, general and administrative expenses include marketing and advertising, buying and merchandising, store occupancy and other store and corporate expenses.

Merchandise Inventories

Merchandise inventories are stated at the lower of cost or market and cost is determined using the first-in, first-out (FIFO) method. The Company capitalizes certain warehousing and distribution costs associated with shipping its merchandise to the point of sale as merchandise inventory cost.

The Company obtains a significant amount of its merchandise inventories from a limited number of vendors. During fiscal 2002, the Company purchased approximately 35% of its merchandise inventories from five vendors, with one vendor representing approximately 20% of its merchandise inventories purchases.

(Continued)

THE WHITE HOUSE, INC.

Notes to Financial Statements

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization is calculated on the straight-line method over the following estimated useful lives:

Estimated
Description	useful lives

Furniture and fixtures	10 years
Equipment	3 – 5 years
Leasehold improvements	Lease terms ranging from 5– 10 years

Depreciation and amortization expense for fiscal 2000, 2001 and 2002 was approximately $912, $1,176, and $1,492, respectively. Repairs and maintenance are charged to expenses as incurred. Landlord construction allowances consist of contractual construction build-out reimbursements due from landlords in accordance with lease agreements. The Company records the construction allowances as a reduction to leasehold improvements when the leased space is placed into service. Amounts receivable from landlords for construction allowances are included in prepaid expenses and other current assets in the balance sheets.

Other Assets

Other assets consist primarily of deposits and deferred financing costs related to the Company’s line of credit. Deferred financing costs are being amortized using the interest method over the term of the related debt. Accumulated amortization at February 2, 2002 and February 1, 2003 was $24 and $25, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising

Costs associated with advertising are expensed as incurred. Advertising costs were $507, $855, and $1,136 in fiscal 2000, 2001 and 2002, respectively.

Lease Expenses

Rent expense on leases is recognized on a straight-line basis over the term of the lease, and the excess of expense over cash amounts paid are recorded as accrued rent in the accompanying balance sheets. Percentage rents are recognized ratably over the measurement period based upon management’s estimate of store net sales.

(Continued)

THE WHITE HOUSE, INC.

Notes to Financial Statements

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

Pre-Opening Costs

Pre-opening costs incurred in connection with start-up and promotion of new store openings are expensed as incurred and are included in selling, general and administrative expenses.

Long-Lived Assets

Long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Stock Option Plan

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, issued in March 2000, to account for its fixed-plan stock options granted to employees and directors. Under this method, compensation expense is recorded on the date of grant only if the fair value of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123, as amended by SFAS No. 148. The following table illustrates the effect on net income (loss) if the fair-value-based method had been applied to all outstanding and unvested awards for fiscal 2000, 2001 and 2002:

	Fiscal 2000	Fiscal 2001	Fiscal 2002

Net income (loss) as reported	$(118)	869	3,910
Add compensation recognized under the intrinsic value method, net of taxes	—	—	8
Deduct total stock-based employee compensation expense determined under fair-value-based method for all rewards, net of taxes	(14)	(33)	(44)

Pro forma net income (loss)	$(132)	836	3,874

Pre-Opening Costs

The assumptions used in the Black-Scholes option-pricing model for determining the fair value of options granted to employees and directors were as follows:

	Fiscal 2000	Fiscal 2001	Fiscal 2002

Risk-free interest rate	6.50%	5.50%	2.75%
Expected life	7 years	7 years	7 years
Volatility	0%	0%	0%
Dividend rate	0%	0%	0%

(Continued)

THE WHITE HOUSE, INC.

Notes to Financial Statements

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

The Company accounts for options issued to non-employees at fair value, in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (EITF) No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

Segments

The Company has one reportable segment based upon the economic characteristics of the store formats, the similar nature of the products sold, the type of customer, and method of distribution.

Fair Value of Financial Instruments

The fair value of the Company’s cash, accounts receivable, and accounts payable approximate their carrying value due to the short-term nature of such instruments.

Use of Estimates

The preparation of the financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the net carrying amount of property and equipment, valuation allowances for receivables, inventories and deferred income tax assets. Actual results could differ from those estimates.

Recently Issued Accounting Standards

In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which requires companies to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets. The Company is required to adopt SFAS No. 143 on February 2, 2003. The adoption of SFAS No. 143 is not expected to have a material effect on the Company’s financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for a cost associated with the exit or disposal activity be recognized when incurred at fair value. SFAS No. 146 eliminates the requirements of EITF Issue 94-3. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002 and may have an effect on the timing of future restructuring and similar charges recorded, if and when they occur.

(Continued)

THE WHITE HOUSE, INC.

Notes to Financial Statements

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on the Company’s financial statements. The disclosure requirements are effective for financial statements of interim and annual periods ending after December 15, 2002.

(3)	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	February 2,	February 1,
	2002	2003

Landlord construction allowances	$163	444
Prepaid rent	553	686
Other current assets	469	534

	$1,185	1,664

(4)	Property and Equipment, Net

Property and equipment, net consists of the following:

	February 2,	February 1,
	2002	2003

Furniture and fixtures	$2,848	3,590
Equipment	1,212	2,416
Leasehold improvements	8,777	10,533
Construction in progress	88	253

	12,925	16,792
Less accumulated depreciation and amortization	5,852	6,972

	$7,073	9,820

The Company is obligated under capital leases for certain property and equipment that expire at various dates during the next five years. The net carrying amount of property and equipment under capital leases at February 2, 2002 and February 1, 2003 was $839 and $1,870, respectively.

(Continued)

THE WHITE HOUSE, INC.

Notes to Financial Statements

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

(5)	Borrowings Under Line of Credit

As of February 1, 2003, the Company had a $12,000 line of credit agreement with Wells Fargo Bank N.A. (the Bank), which included a $7,000 revolving line of credit (Standard Line) and a $5,000 special sub-line of credit (Special Subline). The amounts are limited by borrowing base calculations, as defined in the agreement. These borrowing base calculations take into account a number of factors, including merchandise inventories, net shrinkage, and rent. The aggregate unpaid principal amount of all advances bear interest (calculated based upon a 360-day year), at the Bank’s prime rate (4.25% at February 1, 2003) plus 0.25% and 2.0% for the Standard Line and the Special Subline, respectively. The Company has granted the Bank a security interest in virtually all assets of the Company as collateral for the line of credit. Under the agreement, the Company must comply with certain covenants including the maintenance of its inventory balance between a minimum and maximum level and achievement of certain store contribution levels. The agreement prohibits the Company from paying any cash dividends or other distributions without the Bank’s consent. The agreement expires in August 2006, provided the Company achieves certain earnings before interest, taxes, depreciation and amortization (“EDITDA”) targets and has obtained a waiver of the payments required by the Class C stockholders by July 31, 2004. In the event the targets have not been achieved or the waiver has not been obtained, the agreement expires on September 30, 2004. During Fiscal 2002, average month-end outstanding borrowings were $271. As of February 1, 2003, the Company had no borrowings or letters of credit outstanding under the line of credit and $3,727 of available borrowings.

(6)	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	February 2,	February 1,
	2002	2003

Accrued salaries and benefits	$554	1,176
Income taxes payable	650	1,221
Gift certificate liabilities	409	518
Other accrued expenses	635	765

	$2,248	3,680

(7)	Leases

The Company has several noncancelable operating leases, primarily for retail stores and office space that expire over the next ten years. These leases generally contain renewal options for periods ranging from three to five years and require the Company to pay all executory costs such as maintenance and insurance. Rental payments include minimum rentals plus contingent rentals based on sales. Rent expense for operating leases for Fiscal 2000, 2001 and 2002 was as follows:

	Fiscal 2000	Fiscal 2001	Fiscal 2002

Minimum rentals	$4,546	5,788	6,888
Contingent rentals	66	79	141

Rent expense	$4,612	5,867	7,029

(Continued)

THE WHITE HOUSE, INC.

Notes to Financial Statements

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of February 1, 2003 are:

	Operating	Capital
	leases	leases

Fiscal year:
2003	$5,498	730
2004	5,039	679
2005	4,424	487
2006	4,239	66
2007	3,701	9
Later years, through 2012	12,285	—

Total minimum lease payments	$35,186	1,971

Less amount representing interest (at rates ranging from 5.9% to 21.1%)		296

Present value of net minimum capital lease payments		1,675
Less current portion of capital lease obligations		571

Capital lease obligations less current portion		$1,104

(8)	Income Taxes

Income tax expense (benefit) for Fiscal 2000, 2001 and 2002 consists of the following:

	Fiscal 2000	Fiscal 2001	Fiscal 2002

Current:
Federal	$70	569	2,375
State	12	117	504

	82	686	2,879

Deferred
Federal	(104)	(19)	(160)
State	(26)	(17)	(67)

	(130)	(36)	(227)

Income tax expense (benefit)	$(48)	650	2,652

Federal income tax expense for Fiscal 2001 and 2002 include foreign taxes of $92 and $260, respectively.

(Continued)

THE WHITE HOUSE, INC.

Notes to Financial Statements

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

Reconciliations of the recorded income tax expense (benefit) and the “expected” tax expense (benefit) based on the statutory federal income tax rate of 34% for Fiscal 2000, 2001 and 2002 are as follows:

	Fiscal 2000	Fiscal 2001	Fiscal 2002

Computed federal income tax expense (benefit) at statutory rate	$(57)	517	2,231
State income taxes, net of federal income tax effect	(9)	66	288
Other	18	67	133

Income tax expense (benefit)	$(48)	650	2,652

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets consist of the following:

	February 2,	February 1,
	2002	2003

Deferred tax assets:
Inventories	$29	167
Property and equipment	920	660
Other accrued expenses	161	510

Total deferred tax assets	$1,110	1,337

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the deferred tax assets at February 1, 2003.

(9)	Related Party Transactions

A member of the Company’s management is affiliated with another organization that provides decorating services for certain stores. The Company paid this organization approximately $9 and $97 in Fiscal 2000 and 2001, respectively. There were no services rendered in Fiscal 2002.

(Continued)

THE WHITE HOUSE, INC.

Notes to Financial Statements

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

(10)	Stockholders’ Equity

During January 1999, the Articles of Incorporation were amended to authorize the following shares:

•	15,000,000 Class A voting shares, $0.01 par value;

•	100,000 Class B nonvoting shares, $0.01 par value; and

•	8,000,000 Class C voting shares, $0.01 par value, 8% cumulative yield (subject to increase upon certain events of default).

The Company entered into a Stock Purchase Agreement (the Agreement) dated January 19, 1999, whereby various third parties purchased an aggregate of 4,797,521 Class C shares at $1.17 per share. Of these shares, 4,348,803 were purchased directly from the Company and 448,718 were Class A shares purchased from existing investors and exchanged for Class C shares. The agreement also contains remedies that will grant additional Class C shares if the Company incurs legal costs or settlements in excess of $100,000 in connection with claims involving certain specified intellectual property, ERISA, or securities law matters. These remedies are in place for a ten-year period and allow for the purchase of additional shares based on a formula defined in the agreement. During Fiscal 1999, the investors purchased an additional 2,564,594 Class C shares at $1.17 per share. During Fiscal 2001, the investors purchased 300,000 shares at $0.75 per share from a Class A common stockholder. The Company then exchanged the Class A shares for Class C shares.

Concurrent with the Stock Purchase Agreement, individual Stock Purchase Warrants were issued with each purchase of Class C shares. These warrants have a ten-year term and provide for the issuance of Class A shares at a price of $0.01 per share upon dilution of the Company through stock issuances below $1.17 per share.

The Class C voting shares provide for mandatory distributions of the original cost and an 8% annual yield on the original costs upon sale or dissolution of the Company, an initial public offering, or certain events of default. If none of these events occur prior to December 31, 2003, 12 equal distributions will commence, repaying the original cost and the 8% stated yield or a weighted average effective yield of 16.6%. Upon payment of these distributions, the Class C shares remain outstanding. If the Company makes each of the 12 quarterly distributions in accordance with terms of the distribution rights, commencing on December 31, 2003 and ending on September 30, 2006, distributions to the Class C common stockholders will aggregate $13,402. If the Company had elected to extinguish the distribution obligation early, the amount due on February 1, 2003 would have been $11,474. Upon payment of the mandatory distribution obligation, the Class C participates with Class A stockholders in all further distributions, as if they held Class A common shares.

(Continued)

THE WHITE HOUSE, INC.

Notes to Financial Statements

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

The Class C common stock has been accounted for by the Company similar to a preferred stock with a mandatory dividend. The Company is accruing the aggregate distribution amount over the period from issuance to the date of final distribution using the interest method. As of February 2, 2002 and February 1, 2003, the Company has accrued $4,160 and $6,144, respectively, which has been reflected in the accompanying balance sheets as amounts distributable to Class C common stockholders. The annual increase in the amounts distributable to Class C common stockholders for Fiscal 2000, 2001 and 2003 of $1,475, $1,679 and $1,985, respectively, have been presented in the accompanying statements of operations as deduction from net income in the determination of net income (loss) applicable to common stockholders. Based on the Class C common outstanding at February 1, 2003, the mandatory distributions required for each of the next four fiscal years are as follows:

Fiscal 2003	$1,117
Fiscal 2004	4,467
Fiscal 2005	4,467
Fiscal 2006	3,351

(11)	Stock Option Plan

Options Granted to Employees and Directors

The Company implemented a stock option plan (the Plan) authorizing the grant of options to certain employees, directors, and consultants. Stock options vest over a five-year period and generally expire ten years from the date granted. As of February 1, 2003, 216,300 options are available for grant under the Plan. Subsequent to year end, the Board of Directors authorized the reserve of an additional 2,000,000 common shares for issuance of future stock options. The authorization is subject to shareholder approval.

A summary of options granted to employees and directors during Fiscal 2000, 2001 and 2002, is as follows:

		Weighted
		average
	Options	exercise price

Outstanding options January 29, 2000	—	$—
Granted	370,950	0.80
Forfeited	(18,500)	0.80

Outstanding options February 3, 2001	352,450	0.80
Granted	242,000	0.80
Forfeited	(40,500)	0.80

Outstanding options February 2, 2002	553,950	0.80
Granted	201,000	0.82
Forfeited	(11,250)	0.80

Outstanding options February 1, 2003	743,700	$0.81

(Continued)

THE WHITE HOUSE, INC.

Notes to Financial Statements

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

Options for 74,188, 173,176, and 217,032 were exercisable as of February 3, 2001, February 2, 2002 and February 1, 2003, respectively, and had a weighted average exercise price per share of $0.80, $0.80, and $0.81, respectively. The following table summarizes information about outstanding and exercisable options at February 1, 2003:

	Weighted
	average
Number	remaining	Number
outstanding	contractual life	exercisable

260,700	7.3	104,280
70,500	7.6	28,200
172,750	8.3	34,550
50,000	9.0	50,000
189,750	9.3	—

In May 2002, the Company granted 150,000 options to employees at an exercise price of $0.80 per share and granted 51,000 options to senior executives at an exercise price of $0.88 per share. The estimated fair value of the Company’s common stock on the date of grant was $1.28 per share. Accordingly, the Company recognized compensation expense relating to these options during Fiscal 2002 of approximately $13. The unearned compensation of $74 at February 1, 2003, will be recognized through charges to income in various amounts over the next five fiscal years. Management estimated the fair value of the Company’s common stock based upon earnings multiples of public companies in the apparel industry.

Options Issued to Non-Employees

The Company accounts for options issued to non-employees at fair values, in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (EITF) No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

During Fiscal 2000, 2001 and 2002, the Company granted options to non-employees to purchase 10,000, 20,000, and 10,000 of Class A common stock at $0.80 per share, respectively. In accordance with EITF 96-18, the Company has established the grant date to be the measurement date for such options in that the recipients have no further performance obligations with respect to the grants. The estimated fair value of the options were determined using the Black-Scholes option pricing model with the following weighted average assumptions. The Company recognized compensation expense relating to the options during Fiscal 2000, 2001 and 2002 of approximately $8, $16 and $17, respectively.

	Fiscal	Fiscal	Fiscal
	2000	2001	2002

Risk-free interest rate	6.50%	5.50%	2.75%
Expected life	10 years	10 years	10 years
Volatility	200%	200%	200%
Dividend rate	0%	0%	0%

(Continued)

THE WHITE HOUSE, INC.

Notes to Financial Statements

February 2, 2002 and February 1, 2003
(Dollars in thousands, except per share data)

(12)	Retirement Plan

The Company maintains a qualified 401(k) retirement plan for the benefit of all eligible employees. The eligible employees may make voluntary contributions to the plan between 1% and 15% of compensation, with the Company matching 10% of the employees’ contributions, up to 6% of compensation. The Company’s contributions for Fiscal 2000, 2001 and 2002 were approximately $11, $14 and $17, respectively.

(13)	Legal Matters

Lawsuits and claims are filed from time to time against the Company in its ordinary course of business. As of February 1, 2003, the Company is not a party to any litigation or other legal proceeding that management believes could reasonably be expected to have a material adverse effect on the Company’s business or financial condition.

(14)	Subsequent Event (unaudited)

On September 5, 2003, the Company was acquired by Chico’s FAS, Inc. (“Chico’s) for approximately $85.9 million in cash and $4.3 million in common stock, or approximately 151,000 shares. Each of Richard Sarmiento, the Company’s Chief Executive Officer and Patricia Darrow-Smith, the Company’s Executive Vice President-Merchandising, received 80% of their consideration in the form of cash and 20% of their consideration in the form of unregistered common stock of Chico’s FAS, Inc., with certain piggyback registration rights. Of the $90 million purchase price, $12.5 million was placed in escrow for one year to cover certain indemnification obligations of certain of the Company’s shareholders.

THE WHITE HOUSE, INC.

Balance Sheets

(Dollars in thousands, except per share data)
(Unaudited)

	February 1,	August 2,
	2003	2003

Assets
Current assets:
Cash	$1,081	$800
Accounts receivable	579	822
Merchandise inventories	5,645	5,360
Prepaid expenses and other current assets	1,664	2,711
Deferred tax assets	638	638

Total current assets	9,607	10,331

Property and equipment, net	9,820	12,303
Deferred tax assets	699	699
Other noncurrent assets	97	115

Total assets	$20,223	$23,448

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings under line of credit	$—	$214
Current portion of capital lease obligations	571	625
Amounts distributable to Class C common stockholders	1,117	2,234
Trade accounts payable	3,640	4,743
Accrued expenses and other current liabilities	3,680	2,279

Total current liabilities	9,008	10,095

Accrued rent	691	985
Capital lease obligations, less current portion	1,104	1,025
Amounts distributable to Class C common stockholders	5,027	5,002

Total liabilities	15,830	17,107

Stockholders’ equity:
Common stock Class A, $0.01 par value. Authorized 15,000,000 shares; 11,408,358 and 11,133,358 shares issued and outstanding at February 1, 2003 and August 2, 2003, respectively	114	111
Common stock Class B, $0.01 par value.
Authorized 100,000 shares; none issued and outstanding	—	—
Common stock Class C, $0.01 par value, with mandatory distribution obligation. Authorized 8,000,000 shares; issued and outstanding 7,661,621 shares	77	77
Additional paid-in capital	7,723	7,013
Unearned stock compensation	(74)	(63)
Accumulated deficit	(3,447)	(797)

Total stockholders’ equity	4,393	6,341

Total liabilities and stockholders’ equity	$20,223	$23,448

     See accompanying notes to financial statements.

THE WHITE HOUSE, INC.

Statements of Operations

(Dollars in thousands)
(Unaudited)

	Twenty-Six Weeks Ended		Thirteen Weeks Ended

	August 3,	August 2,	August 3,	August 2,
	2002	2003	2002	2003

Net sales	$33,674	$42,077	$17,696	$22,171
Cost of goods sold	14,372	19,065	7,472	10,119

Gross profit	19,302	23,012	10,224	12,052
Selling, general and administrative expenses	14,304	16,939	7,511	8,877
Depreciation and amortization	617	949	312	500

Operating income	4,381	5,124	2,401	2,675
Interest expense	100	143	45	70

Income before income tax expense	4,281	4,981	2,356	2,605
Income tax expense	1,744	1,944	948	1,002

Net income	2,537	3,037	1,408	1,603
Amounts distributable to Class C common stockholders	940	1,092	491	568

Net income applicable to common stockholders	$1,597	$1,945	$917	$1,035

     See accompanying notes to financial statements.

THE WHITE HOUSE, INC.

Statements of Cash Flows

(Dollars in thousands)
(Unaudited)

	Twenty- Six Weeks Ended

	August 3, 2002	August 2, 2003

Cash flows from operating activities:
Net income	$2,537	$3,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	617	949
Deferred income tax benefit	53	—
Stock compensation	—	3
Changes in operating assets and liabilities:
Accounts receivable	(287)	(243)
Merchandise inventories	(397)	285
Prepaid expenses and other current assets	(325)	(1,047)
Other assets	(283)	(18)
Trade accounts payable	482	1,103
Accrued expenses and other current liabilities	1,394	(1,401)
Accrued rent	39	294

Net cash provided by operating activities	3,830	2,962

Cash flows from investing activities:
Purchases of property and equipment	(1,044)	(3,383)

Cash flows from financing activities:
(Repayments) borrowings under line of credit, net	(1,606)	214
Repayments of capital lease obligations	(123)	(74)

Net cash (used in) provided by financing activities	(1,729)	140

Net increase (decrease) in cash	1,057	(281)
Cash, beginning of period	519	1,081

Cash, end of period	$1,576	$800

     See accompanying notes to financial statements.

THE WHITE HOUSE, INC.

Notes to Financial Statements
August 2, 2003
(Dollars in thousands)
(Unaudited)

(1)	Basis of Presentation

The accompanying unaudited financial statements of The White House, Inc. (“The White House” or the “Company”) have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and notes required by accounting principles generally accepted in the U.S. for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information refer to the financial statements and notes thereto in the Company’s accompanying financial statements for the fiscal years ended February 1, 2003, February 2, 2002 and February 3, 2001.

(2)	Stock Option Plan

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, issued in March 2000, to account for its fixed-plan stock options granted to employees and directors. Under this method, compensation expense is recorded on the date of grant only if the fair value of the underlying stock exceeds the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above, and has adopted only the disclosure requirements of SFAS No. 123, as amended by SFAS No. 148. The following table illustrates the effect on net income (loss) if the fair-value-based method had been applied to all outstanding and unvested awards.

	Twenty-Six Weeks Ended		Thirteen Weeks Ended

	August 3,	August 2,	August 3,	August 2,
	2002	2003	2002	2003

Net income, as reported	$2,537	$3,037	$1,408	$1,603
Add compensation recognized under the intrinsic value method, net of taxes	4	9	4	4
Deduct total stock-based employee compensation expense determined under fair-value-based method for all awards, net of taxes	(19)	(26)	(11)	(15)

Pro forma net income	$2,522	$3,020	$1,401	$1,592

(3)	Borrowings Under Line of Credit

As of February 1, 2003, the Company had a line of credit agreement with Wells Fargo Bank N.A. (the “Bank”), which included a $7,000 revolving line of credit (the “Standard Line”) and a $5,000 special sub-line of credit (the “Special Subline”). The amounts are limited by borrowing base calculations, as defined in the agreement. The Company has granted the Bank a security interest in virtually all assets of the Company as collateral for the line of credit. As of August 2, 2003, the Company had approximately $214 of outstanding borrowings under its line of credit.

THE WHITE HOUSE, INC.

Notes to Financial Statements
August 2, 2003
(Dollars in thousands)
(Unaudited)

(4)	Subsequent Event

On September 5, 2003, the Company was acquired by Chico’s FAS, Inc. (“Chico’s) for approximately $85.9 million in cash and $4.3 million in common stock, or approximately 151,000 shares. Each of Richard Sarmiento, the Company’s Chief Executive Officer and Patricia Darrow-Smith, the Company’s Executive Vice President-Merchandising, received 80% of their consideration in the form of cash and 20% of their consideration in the form of unregistered common stock of Chico’s FAS, Inc., with certain piggyback registration rights. Of the $90 million purchase price, $12.5 million was placed in escrow for one year to cover certain indemnification obligations of certain of the Company’s shareholders.

PRO FORMA FINANCIAL INFORMATION – EXPLANATORY NOTE

On September 5, 2003, Chico’s FAS, Inc. (“Chico’s” or the “Company”) completed its acquisition of The White House, Inc. (“The White House”) in accordance with a Stock Purchase Agreement dated July 30, 2003 (the “SPA”). Chico’s acquired The White House for approximately $92.9 million, consisting of approximately $88.6 million in cash (including acquisition costs of $2.7 million) and approximately $4.3 million in Chico’s common stock. The following unaudited pro forma consolidated financial statements are presented to illustrate the effects of the acquisition of The White House on the historical financial position and operating results of Chico’s.

The following unaudited pro forma consolidated balance sheet as of August 2, 2003 gives effect to the acquisition of The White House as if it occurred on August 2, 2003 and the unaudited pro forma consolidated statements of income for the year ended February 1, 2003 and the twenty-six weeks ended August 2, 2003 (“Pro Forma Financial Statements”) give effect to the acquisition of The White House as if it occurred on February 3, 2002. The pro forma consolidated statements of income are based on the historical results of operations of Chico’s and The White House for the year ended February 1, 2003 and the twenty-six weeks ended August 2, 2003. The Pro Forma Financial Statements and the accompanying notes (together, the “Pro Forma Financial Information”) should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Chico’s and The White House. For Chico’s, those financial statements are included in Chico’s Annual Report on Form 10-K for the year ended February 1, 2003 and Chico’s quarterly report on Form 10-Q for the quarter ended August 2, 2003 as previously filed with the Securities and Exchange Commission. For The White House, those financial statements are filed herewith.

The Pro Forma Financial Statements include adjustments, which are based on preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and liabilities of The White House and may not be indicative of the final allocation of purchase price consideration.

The Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the business combination occurred as of August 2, 2003 for balance sheet purposes and as if it occurred on February 3, 2002 for statements of income purposes, nor is it necessarily indicative of future financial position or results of operations.

CHICO’S FAS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AUGUST 2, 2003

(Dollars in thousands, except per share data)

	Chico’s FAS,	The White	Pro Forma
	Inc.	House, Inc.	Adjustments	Notes		Pro Forma

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,241	$800	$(4,531)	1	(a)
			(214)	3	(a)	$7,296
Marketable securities, at market	130,161	—	(84,054)	1	(a)	46,107
Receivables	3,673	822				4,495
Inventories	49,404	5,360				54,764
Prepaid expenses	6,889	2,711	(588)	2	(d)	9,012
Deferred taxes	7,830	638	410	3	(d)	8,878

Total current assets	209,198	10,331	(88,977)			130,552

PROPERTY AND EQUIPMENT:
Land and land improvements	5,309	—				5,309
Building and building improvements	22,148	—				22,148
Construction in progress	—	818	(518)	2	(d)	300
Equipment, furniture and fixtures	83,690	6,811	(2,516)	2	(c)
			(1,287)	2	(d)	86,698
Leasehold improvements	88,867	12,537	(5,347)	2	(c)	96,057

Total property and equipment	200,014	20,166	(9,668)			210,512
Less accumulated depreciation and amortization	(45,741)	(7,863)	7,863	2	(c)	(45,741)

Property and equipment, net	154,273	12,303	(1,805)			164,771

Goodwill	—	—	60,340	2	(a)	60,340
Other intangible assets	—	—	34,000	2	(b)	34,000
Other assets, net	4,369	115				4,484

	$367,840	$22,749	$3,558			$394,147

See Accompanying Notes.

CHICO’S FAS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AUGUST 2, 2003

(Dollars in thousands, except per share data)

	Chico’s FAS,	The White	Pro Forma
	Inc.	House, Inc.	Adjustments	Notes		Pro Forma

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,129	$4,743	$—			$35,872
Accrued liabilities	29,187	2,279	850	3	(b)	32,316
Amounts distributable to Class C common stockholders	—	2,234	(2,234)	1	(a)	—
Current portion of debt and deferred liabilities	192	839	(214)	3	(a)	817

Total current liabilities	60,508	10,095	(1,598)			69,005

NONCURRENT LIABILITIES:
Deferred taxes	(1,031)	(699)	12,233	3	(d)	10,503
Deferred liabilities	8,676	2,010				10,686
Amounts distributable to Class C common stockholders	—	5,002	(5,002)	1	(a)	—

Total noncurrent liabilities	7,645	6,313	7,231			21,189

STOCKHOLDERS’ EQUITY:
Common stock	864	—	2	1	(b)	866
Common stock Class A	—	111	(111)	3	(c)	—
Common stock Class B	—	—	—			—
Common stock Class C	—	77	(77)	3	(c)	—
Additional paid-in capital	75,787	7,013	(7,013)	3	(c)
			4,264	1	(b)	80,051
Unearned stock compensation	—	(63)	63	3	(c)	—
Retained earnings (deficit)	222,943	(797)	797	3	(c)	222,943
Accumulated other comprehensive income	93	—	—			93

Total stockholders’ equity	299,687	6,341	(2,075)			303,953

	$367,840	$22,749	$3,558			$394,147

See Accompanying Notes.

CHICO’S FAS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDED FEBRUARY 1, 2003

(Dollars in thousands, except per share data)

	Chico’s FAS,	The White	Pro Forma
	Inc.	House, Inc.	Adjustments	Notes		Pro Forma

Net sales by company stores	$508,492	$66,956	$—			$575,448
Net sales by catalog & internet	16,070	—	—			16,070
Net sales to franchisees	6,546	—	—			6,546

Net sales	531,108	66,956	—			598,064
Cost of goods sold	209,770	28,271	—			238,041

Gross profit	321,338	38,685	—			360,023
General, administrative and store operating expenses	199,495	30,414	—			229,909
Depreciation and amortization	15,050	1,492	—			16,542

Income from operations	106,793	6,779	—			113,572
Interest income (expense), net	883	(217)	(1,311)	4	(a)
			73	4	(b)	(572)

Income before taxes	107,676	6,562	(1,238)			113,000
Income tax provision	40,917	2,652	(629)	5		42,940

Net income	66,759	3,910	(609)			70,060

Amounts distributable to Class C common stockholders	—	(1,984)	1,984	6		—

Net income applicable to common stockholders	$66,759	$1,926	$1,375			$70,060

Per share data:
Net income per common share-basic	$0.80					$0.84

Net income per common and common equivalent share-diluted	$0.78					$0.81

Weighted average common shares outstanding-basic	83,309		151	7		83,460

Weighted average common and common equivalent shares outstanding-diluted	86,032		151	7		86,183

See Accompanying Notes.

CHICO’S FAS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

TWENTY-SIX WEEKS ENDED AUGUST 2, 2003

(Dollars in thousands, except per share data)

	Chico’s FAS,	The White	Pro Forma
	Inc.	House, Inc.	Adjustments	Notes		Pro Forma

Net sales by company stores	$328,310	$42,077	$—			$370,387
Net sales by catalog & internet	10,505	—	—			10,505
Net sales to franchisees	3,606	—	—			3,606

Net sales	342,421	42,077				384,498
Cost of goods sold	130,523	19,065	—			149,588

Gross profit	211,898	23,012				234,910
General, administrative and store operating expenses	125,694	16,939	—			142,633
Depreciation and amortization	9,602	949	—			10,551

Income from operations	76,602	5,124	—			81,726
Interest income (expense), net	549	(143)	(605)	8	(a)
			17	8	(b)	(182)

Income before taxes	77,151	4,981	(588)			81,544
Income tax provision	29,317	1,944	(274)	9		30,987

Net income	47,834	3,037	(314)			50,557

Amounts distributable to Class C common stockholders	—	(1,092)	1,092	10		—

Net income applicable to common stockholders	$47,834	$1,945	$778			$50,557

Per share data:
Net income per common share—basic	$0.56					$0.59

Net income per common and common equivalent share—diluted	$0.55					$0.58

Weighted average common shares outstanding—basic	85,741		151	11		85,892

Weighted average common and common equivalent shares outstanding–diluted	87,405		151	11		87,556

See Accompanying Notes.

CHICO’S FAS, INC. AND SUBSIDIARIES

NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

Chico’s and The White House operate on a 52-53 week fiscal year ending on the Saturday closest to January 31. The fiscal year ended February 1, 2003 contained 52 weeks and the period ending August 2, 2003 contained 26 weeks.

Amounts are shown in thousands of U.S. dollars.

Purchase Price Allocation

The following table sets forth the components of the purchase price:

Cash consideration paid at closing	$85,932
Fair value of common stock issued	4,266
Estimated acquisition costs	2,653

Total purchase consideration	92,851

Less: Historical net book value of assets acquired	(6,341)
Less: Historical amounts due to Class C stockholders	(7,236)

Purchase price in excess of historical net book value	79,274

Add: Adjustments to fair value of acquired assets	2,393
Add: Net deferred taxes	11,823
Add: Severance and relocation costs	850
Less: Trademark asset	(34,000)

Estimated goodwill	$60,340

In accordance with the provisions of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, the Company will not amortize goodwill and the trademark asset recorded in connection with the acquisition of The White House. The Company will perform an annual impairment test of the goodwill and the trademark asset but has not yet determined what effect these tests will have on the results of operations or the financial position of the Company in future periods.

Explanation of Pro Forma Adjustments

The pro forma balance sheet as of August 2, 2003 gives effect to the acquisition of The White House by the Company as if it had occurred on such date.

The pro forma statements of operations for the year ended February 1, 2003 and the twenty-six week period ended August 2, 2003 give effect to the acquisition of The White House by the Company as if it had occurred on February 3, 2002.

CHICO’S FAS, INC. AND SUBSIDIARIES

NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL INFORMATION

Balance Sheet Adjustments:

(1)		Record the Company’s $92,851 actual and estimated total purchase consideration for the transaction, as follows:

	a.	Payment of $4,531 in cash, as well as the sale of approximately $84,054 of marketable securities, with the proceeds from the sale paid to The White House Sellers and for acquisition costs, including payments of $7,236 to satisfy amounts due to The White House Class C common stockholders as of August 2, 2003. The $7,236 is composed of $2,234 within current liabilities and $5,002 of noncurrent liabilities;

	b.	Issuance of 150,622 shares to certain of The White House stockholders for $4,266, $2 for par value and $4,264 for additional paid-in capital.

(2)		Allocate the purchase price to The White House’s assets and liabilities, which includes:

	a.	Recording of goodwill of $60,340;

	b.	Recording of trademark asset of $34,000;

	c.	Elimination of $7,863 of accumulated depreciation and amortization of The White House’s property and equipment;

	d.	Adjustments to fair value of acquired assets.

(3)		Other adjustments:

	a.	Repayment of line of credit balance by The White House of $214 upon closing of the transaction as of August 2, 2003;

	b.	Recognition of estimated severance and relocation liability of $850 at date of acquisition;

	c.	Elimination of The White House stockholders’ equity balances as of August 2, 2003;

	d.	Recognition of deferred taxes on trademark asset, adjustments to fair value of acquired assets and severance and relocation liability.

Statement of Operations Adjustments for the fiscal year ended February 1, 2003:

(4)		Adjustments related to interest income and expense:

	a.	Adjustment to interest income/expense of $1,311 to reflect a reduction of $1,044 of the Company’s interest income due to the sale of marketable securities and to reflect $267 of interest expense that would have been incurred on debt borrowings had the transaction occurred on February 3, 2002;

	b.	Reduction of $73 of The White House’s interest expense due to the repayment of The White House’s line of credit borrowings.

(5)		Adjustment to the income tax provision to reflect the Company’s effective tax rate of 38%.

(6)		Elimination of all amounts distributable to Class C common stockholders. Amounts due to The White House Class C common stockholders were settled in full in accordance with the Stock Purchase Agreement.

(7)		Adjustment to basic weighted average shares outstanding related to the 150,622 shares issued to certain stockholders of The White House in order to consummate the transaction.

CHICO’S FAS, INC. AND SUBSIDIARIES

NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Statement of Operations Adjustments for the twenty-six week period ended August 2, 2003:

(8)		Adjustments related to interest income and expense:

	a.	Reduction of $605 of the Company’s interest income due to sale of marketable securities for which the proceeds were used in the acquisition;

	b.	Reduction of $17 of the The White House’s interest expense due to the repayment of The White House’s line of credit borrowings.

(9)		Adjustment to the income tax provision to reflect the Company’s effective tax rate of 38%.

(10)		Elimination of all amounts distributable to Class C common stockholders. Amounts due to The White House Class C common stockholders were settled in full in accordance with the Stock Purchase Agreement.

(11)		Adjustment to basic weighted average shares outstanding related to the 150,622 shares issued to certain stockholders of The White House in order to consummate the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: November 19, 2003	By: /s/ Charles J. Kleman

Charles J. Kleman, Executive Vice President — Chief
Operating Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
23.1	Consent of KPMG LLP